                                                                  Rule 424(b)(3)
                                                       Registration No. 33-65831



                         SUNGARD/R/ DATA SYSTEMS INC.


                       SUPPLEMENT DATED JANUARY 13, 1998
                                      TO
                      PROSPECTUS DATED NOVEMBER 24, 1998



This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line item regarding Abraham George is amended and restated as follows:



                                          # of Shares      # of Shares    # of Shares     % of Shares
                                          Owned Before    Being Offered   Owned After     Owned After
     Name of Selling Stockholder          the Offering      For Sale      the Offering    the Offering
---------------------------------------  --------------  --------------  --------------  --------------
Abraham George.......................           175,142         175,142               0               *

The George Foundation................             7,400           7,400               0               *